UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

Crescent Gateway, Orlando, Florida

On January 31, 2014, CNL Growth Properties, Inc. (the “Company”) through GGT Crescent Gateway Holdings, LLC, a Delaware limited liability company (the “CGP JV Partner”), a wholly owned subsidiary of the Company’s operating partnership, entered into a limited liability company agreement, more fully described below (the “Crescent Gateway JV Agreement”) with Crescent Gateway Venture, LLC, a Georgia limited liability company (the “Crescent Gateway JV Partner”, and together with the CGP JV Partner, the “JV Partners”) for the purpose of forming a joint venture, GGT Crescent Gateway FL Venture, LLC, a Delaware limited liability company (the “Crescent Gateway Joint Venture”). The Crescent Gateway JV Partner is an affiliate of Crescent Communities, LLC (“Crescent”).

On January 31, 2014, the Crescent Gateway Joint Venture acquired a fee simple interest in an approximately 8.4-acre parcel of land, located in Altamonte Springs, Seminole County, Florida, a suburb of Orlando (the “Crescent Gateway Property”) pursuant to that certain real estate purchase agreement dated effective the same date, by and between Crescent Gateway Joint Venture and Crescent, as the seller of the Crescent Gateway Property. The Crescent Gateway Joint Venture will develop, construct and operate on the Crescent Gateway Property a 249-unit “Class A” urban style multifamily residential community, which will be known as “Crescent Gateway” (the “Crescent Gateway Project”). The Crescent Gateway Project will consist of five 4-story residential apartment building with one, two and three-bedroom floor plans having a total net rentable area of approximately 250,587 square feet and an average gross unit size of approximately 1,006 square feet. Among its amenities, the Crescent Gateway Project will feature a clubhouse, fitness center, a resort-style pool, and approximately 422 parking spaces, including 30 garages. Crescent Gateway will be the Company’s first multifamily development project in the Orlando area.

The purchase price for the Crescent Gateway Property was approximately $4.5 million. The total projected budget for the Crescent Gateway Project is approximately $38.2 million, including the purchase price of the land, closing costs, and construction and other development costs. The purchase price of the land, closing and related acquisition costs in the aggregate amount of approximately $5.3 million, including certain expenses, fees and pre-development costs incurred by Crescent Gateway JV Partner, were funded by the Crescent Gateway Joint Venture from the initial capital contributions of the JV Partners, as described below. The balance of the development and construction costs of the Crescent Gateway Project will be funded with the JV Partners’ additional equity contributions and a construction loan in the approximate amount of $28.5 million, as described in Item 2.03 of this Current Report.

An affiliate of Crescent will serve as the developer of the Crescent Gateway Project (the “Crescent Gateway Developer”) under the terms of a development agreement dated January 31, 2014 (the “Crescent Gateway Development Agreement”); and an affiliate of Crescent will serve as the general contractor under the terms of a construction agreement dated January 31, 2014 (the “Crescent Gateway Construction Contract”). Crescent has agreed to develop, construct and deliver the Crescent Gateway Project at a guaranteed maximum price of approximately $25.6 million, which includes a development fee of $1.55 million, and a construction fee equal to approximately five percent (5%) of the cost of the work. Pursuant to the Crescent Gateway Development Agreement, Crescent has provided the Crescent Gateway Joint Venture with an absolute, unconditional and irrevocable guaranty of any construction cost overruns payable by the Crescent Gateway Developer. Three hundred twenty-five thousand dollars of the total development fee is payable at the closing of the Crescent Gateway Construction Loan; and $975,000 of the total development fee is payable in twenty-four monthly installments in an amount equal to $40,625. The balance of the development fee, $250,000, is payable at the earlier to occur of (i) completion of the improvements and the balance of the Crescent Gateway Project to the extent there are savings in certain line items of the project budget, or to the extend not so paid (ii) out of the next distributions of extraordinary cash flow after the Company has achieved a minimum threshold internal rate of return on investment. Construction fees are payable in monthly installments over the construction period of the Crescent Gateway Project based on percentage completion. It is anticipated that commencement of construction will begin in April 1, 2014. Under the terms of the Crescent Gateway Development Agreement and the Crescent Gateway Construction Contract, Crescent is required to achieve substantial completion not later than March 31, 2016, subject to certain excusable delays, and accordingly, the Company anticipates that the Crescent Gateway Project should achieve substantial completion in the first quarter of 2016. Under the Crescent Gateway Construction Contract, the

Crescent Gateway Joint Venture will withhold a ten percent (10%) retainage against all construction payments until fifty percent (50%) of the construction work is completed, and thereafter, a five percent 5(%) retainage until completion. Final construction payment, including all retainage not previously released, shall be payable in accordance with the terms and conditions of the Crescent Gateway Construction Contract upon completion of the work. The Crescent Gateway Development Agreement and the Crescent Gateway Construction Contract each contain customary representations, warranties, insurance, indemnification, events of default, termination, dispute resolution, and other customary provisions. It is currently expected that the leasing and management of the Crescent Gateway Property will be provided by an experienced independent third party property management firm specializing in the on-site management of multifamily properties.

Pursuant to the Crescent Gateway JV Agreement, the CGP JV Partner has agreed to fund an initial capital contribution of up to a maximum of approximately $5.8 million for a 60% interest in the Crescent Gateway Joint Venture, and the Crescent Gateway JV Partner has agreed to fund an initial capital contribution of up to a maximum of $3.9 million for a 40% interest in the Crescent Gateway Joint Venture. Under certain circumstances, the members of the Crescent Gateway Joint Venture may be required to contribute additional capital to the Crescent Gateway Joint Venture. The Company, through the CGP JV Partner, is the managing member of the Crescent Gateway Joint Venture. However, the Company has delegated to the Crescent Gateway JV Partner the authority to manage certain of the day-to-day operations of the Crescent Gateway Joint Venture, subject to the Company’s approval of certain major decisions that require the consent of both of the JV Partners, and further subject to the Company’s right to terminate such delegation of authority, in accordance with the terms and conditions of the Crescent Gateway JV Agreement.

Generally, under the terms of the Crescent Gateway JV Agreement, operating cash flow will be distributed on a pro rata basis in accordance with the JV Partners’ respective percentage interests in the Crescent Gateway Joint Venture. Upon the occurrence of a major capital event, such as a sale of the Crescent Gateway Property, the proceeds of the capital event generally will be distributed pro rata until accrued and unpaid minimum cumulative operating returns on capital equal to 10% per annum are achieved and invested capital is returned. Thereafter, the Crescent Gateway JV Partner will receive a disproportionately higher share of remaining proceeds at varying percentages based on the Company’s having achieved certain minimum threshold internal rates of return on investment.

The Crescent Gateway JV Agreement provides that at any time after the completion of the Crescent Gateway Project each of the CGP JV Partner and the Crescent Gateway JV Partner will have the right to propose an all cash purchase of the other JV Partner’s entire interest in the Crescent Gateway Joint Venture and the receiving JV Partner will have the option to either sell to the offering JV Partner at the offering JV Partner’s proposed price, or to purchase the entire interest of the offering JV Partner at a formula price based on the value of the Crescent Gateway Project, less debts, liabilities and expenses.

Crescent and its affiliates are a family of real estate companies based in Charlotte, North Carolina, engaged in the development, construction, management, acquisition and disposition of multifamily residential real estate. Crescent has developed apartment communities located in the Southeast United States and Texas. While the Company and its affiliates are not affiliated with Crescent, the Crescent JV Partner or any of their affiliates, an executive officer of the Company’s sponsor became a member of the board of directors of Crescent in the first quarter of 2013. This Project is the Company’s fourth development venture with Crescent. In addition to the Crescent Gateway Project, the Company has partnered with Crescent in the acquisition, development and management of a multifamily development projects in Charlotte, North Carolina; Tampa, Florida and Nashville, Tennessee.

The information appearing in Item 2.03 of this Current Report is incorporated by reference herein and made a part of this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Crescent Gateway, Orlando, Florida – Financing

On January 31, 2014, the Crescent Gateway Joint Venture entered into a construction loan agreement with PNC Bank, National Association (the “Crescent Gateway Lender”). Pursuant to the loan agreement and related documents evidencing and securing the loan (collectively, the “Crescent Gateway Loan Documents”), the Crescent Gateway Lender will fund up to approximately $28.5 million of the development and construction costs of the Crescent Gateway Project, subject to certain debt service coverage ratio limits (the “Crescent Gateway Construction Loan”). In connection with the origination of the Crescent Gateway Construction Loan, the Crescent Gateway Joint Venture paid the Crescent Gateway Lender a closing fee in the amount of $142,500, or approximately 1/2% of the maximum loan amount.

Generally, the Crescent Gateway Construction Loan will bear interest at a variable interest rate per annum equal to 2.40% above the 30-day LIBOR rate. The interest rate is subject to adjustment monthly based on the latest 30-day LIBOR rate which appears on the Bloomberg Page BBAM1 or on such other third-party provider of rate quotes as the Crescent Gateway Lender may from time to time select. In the event of a default, the Crescent Gateway Construction Loan will bear interest at 4% above the rate then in effect, such amount not to exceed the highest rate authorized by applicable law. The Crescent Gateway Construction Loan also provides for an optional alternative interest rate under certain circumstances.

The Crescent Gateway Construction Loan has a maturity date of July 31, 2017 and will accrue interest during the initial term, which is due and payable monthly. On the maturity date, the outstanding principal balance of the Crescent Gateway Construction Loan is due and payable in a single payment together with all accrued and unpaid interest; provided, however, that the Crescent Gateway Joint Venture may extend the Crescent Gateway Construction Loan for an additional 18 months, subject to prior notice, satisfaction of certain loan-to-value ratio and debt service coverage ratio requirements and other conditions, and the payment of a loan extension fee in an amount equal to 0.20% of the total commitment amount as of the exercise date of the extension option. In the event that the Crescent Gateway Joint Venture exercises the extension option, monthly payments of principal will be required in an amount equal to $31,000. In the event that the Crescent Gateway Joint Venture exercises the extension option, the estimated outstanding principal balance of the Crescent Gateway Construction Loan would be approximately $27.9 million at maturity. The Crescent Gateway Construction Loan may be prepaid at any time without premium, but with all accrued interest and other applicable payments.

The Crescent Gateway Loan Documents require the completion of construction not later than March 31, 2016, subject to delays for certain unforeseeable events. The Crescent Gateway Loan Documents contain affirmative, negative and financial covenants, agreements, representations, warranties, borrowing conditions, and events of default customary for development projects such as the Crescent Gateway Project. Crescent provided absolute and unconditional payment and completion guarantees to the Crescent Gateway Lender for the performance by the Crescent Gateway Joint Venture of all the terms and provisions of the Crescent Gateway Construction Loan and the construction and completion of the Crescent Gateway Project. To serve as collateral for its obligations under such guarantees, Crescent will deliver to the Crescent Gateway Lender either an irrevocable letter of credit in the amount of $800,000 or establish with the Crescent Gateway Lender a deposit account in the initial amount of $800,000, which deposit or letter of credit shall be held by the Crescent Gateway Lender until such time as the Crescent Gateway Project achieves and established debt service coverage ratio. The Crescent Gateway Construction Loan is secured under a mortgage, security agreement and fixture filing from the Crescent Gateway Joint Venture in favor of the Crescent Gateway Lender, granting a first lien on and security interest in the Crescent Gateway Property and the Crescent Gateway Project, including all improvements to be constructed thereon and an assignment of rents. In addition, The Crescent Gateway Joint Venture and Crescent have provided the Crescent Gateway Lender with an environmental indemnity.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sales Contract by and between Crescent Communities, LLC, as Seller and GGT Crescent Gateway FL Venture, LLC, as Purchaser, dated January 31, 2014.

10.2	Limited Liability Company Agreement of GGT Crescent Gateway FL Venture, LLC, dated January 31, 2014.

10.3	Construction Loan Agreement by and between GGT Crescent Gateway FL Venture, LLC and PNC Bank, N.A. dated January 31, 2014.

10.4	Promissory Note in the original principal amount of $28,500,000, by GGT Crescent Gateway FL Venture, LLC in favor of PNC Bank, N.A. dated January 31, 2014.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. While the Company’s management believes its forward-looking statements are reasonable, such statements are inherently susceptible to uncertainty and changes in circumstances. As with any projection or forecast, forward-looking statements are necessarily dependent on assumptions, data and/or methods that may be incorrect or imprecise, and may not be realized. The Company’s forward-looking statements are based on management’s current expectations and a variety of risks, uncertainties and other factors, many of which are beyond the Company’s ability to control or accurately predict. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements.

Important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements include, but are not limited to, government regulation, economic, strategic, political and social conditions, and the following: risks associated with the Company’s investment strategy; a worsening economic environment in the U.S. or globally, including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in the Company’s offering of its Shares, including the limited number of investments made; the Company’s failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance the Company’s business activities, including refinancing and interest rate risk and the Company’s failure to comply with debt covenants; the Company’s inability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; the Company’s inability to make necessary improvements to properties on a timely or cost-efficient basis; risks related to property expansions and renovations; risks related to development projects or acquired property value-add conversions, if applicable, including construction delays, construction cost overruns, the Company’s inability to obtain necessary permits, and/or public opposition to these activities; competition for properties and/or tenants; defaults on or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting the Company’s properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of the Company’s accounting estimates;

unknown liabilities of acquired properties or liabilities caused by property managers or operators; material adverse actions or omissions by any joint venture partners; consequences of the Company’s net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of the Company’s insurance coverage; the impact of outstanding and/or potential litigation; risks associated with the Company’s tax structuring; failure to qualify for and maintain the Company’s qualification as a REIT for federal income tax purposes; and the Company’s inability to protect its intellectual property and the value of its brand.

For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at http://www.CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations